                                                   CONTRACT NUMBER: C949017S0001









                              AMENDED AND RESTATED
                       STRATEGIC ALLIANCE AGREEMENT NO. 1

                                     BETWEEN

                    GTE COMMUNICATION SYSTEMS CORPORATION

                                      AND

                             PAGEMART WIRELESS, INC.










                                                CONTRACT MANAGER: GALE L. MARVIN

                                TABLE OF CONTENTS

1.  RECITALS...............................................1

2.  DEFINITIONS............................................1

3.  DESCRIPTION AND SCOPE..................................2

4.  TERM...................................................2

5.  TERMINATION............................................3

6.  GTE RESPONSIBILITIES...................................4

7.  PMWI RESPONSIBILITIES..................................5

8.  OWNERSHIP OF ONE-WAY FACILITIES AND FREQUENCIES........6

9.  GTE SITES..............................................7

10. CONFIDENTIAL INFORMATION...............................7

11. DISPUTE RESOLUTION.....................................8

12. GENERAL PROVISIONS.....................................9

13. MAINTENANCE AND REPAIRS AT GTE OWNED SITES............14

14. SIGNATURES............................................15




                                                                  -CONFIDENTIAL-

                              AMENDED AND RESTATED
                       STRATEGIC ALLIANCE AGREEMENT NO. 1


     THIS AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT NO. 1 ("Agreement") is made by and between PageMart Wireless, Inc., a Delaware corporation, with offices for the purpose of this Agreement located at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219 ("PMWI") and GTE Communication Systems Corporation, a Delaware corporation, acting for the benefit of itself and its affiliates listed in Exhibit A, with offices located at 700 Hidden Ridge, Irving, Texas 75038 ("GTE") (collectively referred to as the "Parties" and individually as a "Party").

1.   RECITALS

     The Parties recognize the mutual benefits to be gained if they cooperate in the deployment of paging network facilities in the continental United States ("CONUS") for the provision of wireless messaging and data transmissions.

     This Agreement is intended to create a framework and to define the terms and conditions under which the Parties shall implement their strategic alliance in a manner that maximally complements the wireless needs of the Parties.

     IN CONSIDERATION of the above Recitals, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

2.   DEFINITIONS

     Facilities - Both One-Way Facilities and NPCS Facilities

     CONUS - The 48 continental United States

     NPCS - (Narrowband PCS) - NPCS services operating in the 901-902 MHz, 930-931, and 940-941 MHZ bands.

     NPCS FACILITIES - Equipment to be integrated into PMWI's network infrastructure for transmission and receipt of NPCS messages which shall include but not be limited to NPCS paging transmitters and receivers, satellite downlinks and cable deployed for the transmitting and receiving of two way paging messaging services.

     One-Way Facilities - The GTE-supplied wireless network infrastructure which shall include but not be limited to paging transmitters, satellite downlinks, antennas, and cable being deployed to PMWI for the transmission of one-way paging/messaging services

     Project - The site specific installation function of NPCS or One-Way Facilities

     PCS - (Personal Communications Service) - Radio communications that encompass mobile and ancillary fixed communication that provide services to individuals and businesses and can be integrated with a variety of competing networks.

     RSA - Resale Agreement No. C989107SC001 previously entered into between the Parties.

     Termination Date - That date which is twenty-four (24) months from either the date of notification of termination or the expiration date because of non-renewal.

     THIRD PARTY SITES - Telecommunications transmission sites owned by or beneficially belonging to a party other than GTE, notwithstanding Section 3.e., on which One-Way Facilities have been constructed.

3.   DESCRIPTION AND SCOPE

     a. This Agreement will govern the cooperation of the Parties in connection with any Project in CONUS involving, without limitation, the location, design, construction, and management of all One-Way Facilities, and where specified, all NPCS Facilities. The Parties agree that the deployment scope of the One-Way Facilities shall be no less than one hundred fifty (150) and no more than two hundred fifty
          (250) transmitters deployed within the first twenty-four (24) months of this Agreement.

     b. All telecommunications and wireless services that are the subject of this Agreement shall be provided in accordance with the rules, regulations and orders of the applicable state regulatory agency, the Federal Communications Commission ("FCC") and the courts of the United States.

     c. The obligations of the Parties to cooperate and work together in connection with any Project shall be as expressly set forth in this Agreement. Neither Party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation for the other Party not specifically contained herein, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other Party. Nothing contained herein is intended to give rise to a partnership or joint venture between the Parties or to impose upon the Parties any of the duties or responsibilities of partners or joint venturers. Neither Party shall have any right or authority to act for, or to assume, create or incur any obligation, liability or responsibility of any kind, whether express or implied, against, in the name of, or on behalf of, the other Party, except as expressly provided in this Agreement.

     d. Unless otherwise specified herein, each Party shall assume and bear all expenses, costs and fees incurred or assumed by such Party whether or not the transactions provided for by this Agreement shall be effectuated.

     e. Any sites that are owned by GTE Wireless, Incorporated on which One-Way Facilities are located shall be considered Third Party Sites for the purposes of this Agreement.

4.   TERM

     The term of this Agreement commenced on September 15, 1994 and shall end on December 31, 2004, unless earlier terminated in accordance with Section 5. The term of this Agreement may be extended for successive one-year periods following the expiration of the initial term by mutual written consent of the Parties at least ninety (90) days prior to the end of the then current term.

5.   TERMINATION

     a. Termination for Cause. This Agreement may be abandoned or terminated at any time after the effective date of this Agreement by either Party's furnishing written notice should the other Party:

          i. breach, refuse or fail in any material respect properly to perform any of its duties, obligations or commitments under this Agreement, any one of which shall constitute a default, which default is not substantially cured within thirty (30) days after receiving written notice specifying the nature of the default;

          ii. commence or have commenced against such Party any proceeding, whether under court supervision or otherwise, for the liquidation of such Party, determination of insolvency of such Party, appointment of a receiver for such Party, assignment for the benefit of all or substantially all of such Party's creditors, or the bankruptcy of such Party; or

          iii. indefinitely suspend its normal business operations.

          If this Agreement is terminated by GTE as a result of PMWI's conduct described in this Section 5 (a), then Section 5.b.i.(1) and (2) below shall be enforced between the Parties. If this Agreement is terminated by PMWI as a result of GTE's conduct described in this Section 5 (a), then Section 5.b.ii.(1) and (2) below shall be enforced between the Parties.

     b. Termination for Convenience. This Agreement may be abandoned or terminated at any time after the effective date of this Agreement, by either party, subject to the following:

          i.   If this Agreement is terminated for convenience by PMWI:

               (1) PMWI shall make a payment to GTE based upon the following formula, per piece of equipment, using a life span of five
                    (5) years. P=C x (1-t/60) where P represents PMWI's payment to GTE, C represents GTE's investment in the equipment, and t represents the time period in months (1-60) that the piece of equipment has been in service as of the Termination Date. No equipment will be transferred from GTE to PMWI because of this payment; and

               (2) PMWI will be given the option to purchase the One-Way Facilities at fair market value as of the Termination Date.

          ii.  If this Agreement is terminated for convenience by GTE:

               (1) GTE shall make a payment to PMWI based upon the following formula, per piece of equipment, using a life span of five
                    (5) years. P=R x (1-t/60) where P represents GTE's payment to PMWI, R represents the cost of relocating the pieces of equipment residing on GTE property, and it represents the time period in months (1-60) that the piece of equipment has been in service as of the Termination Date; and

               (2) PMWI shall be given the right to purchase the equipment based upon the greater of ten percent (10%) of the equipment's original cost or a calculated value utilizing the formula P=C x (1-t/60) where P represents the purchase price, C represents GTE's investment in the piece of equipment, and it represents the time period in months (1-60) that the piece of equipment has been in service as of the Termination Date.

     c.   Termination of the RSA. If the RSA is terminated by:

          i. PMWI in accordance with Section 28(a) of said RSA, this Agreement shall also terminate, and Section 5.b.i.(1) above shall be enforced between the Parties.

          ii. GTE as a result of PMWI's conduct under Section 28(b) or (c) of said RSA, this Agreement shall also terminate, and Section 5.b.i.(1) and (2) above shall be enforced between the Parties.

          iii. PMWI as a result of GTE's conduct under Section 28(b) or (c) of said RSA, this Agreement shall also terminate, and Section 5.b.ii
               (1) and (2) above shall be enforced between the Parties.

     d. If this Agreement is either terminated in accordance with this Section or not renewed, PMWI agrees to keep the One-Way Facilities operating in a normal capacity until the Termination Date and GTE agrees to permit PMWI to leave any equipment located on GTE property through the Termination Date.

     e. The termination of this Agreement shall not affect any obligation of a Party which is unfulfilled as of such termination provided that such obligation by its terms or nature survives such termination.

6.   GTE RESPONSIBILITIES

     a. For any Project, GTE shall have the final responsibility, subject to the consent of PMWI which shall not be unreasonably withheld, of determining when and where the One-Way Facilities shall be constructed.

     b. For any One-Way Project, GTE shall, at its sole cost and expense, finance the construction of One-Way Facilities on which PMWI would utilize PMWI's frequencies to provide wireless services to PMWI's customers and to GTE as a reseller of PMWI's wireless services.

     c. In conjunction with the construction of any One-Way Facilities, GTE shall be financially responsible for purchasing any transmitters, antennae, satellite downlink, cable, and third party labor necessary to install the One-Way Facilities.

     d. For any One-Way Project, GTE shall be responsible for payment of all property taxes, whether real or personal, on all One-Way Facilities that may be imposed or assessed by any appropriate taxing authority.

     e. GTE shall be responsible for payment of monthly site lease or license fees to a maximum amount of $400 per month per site for fifty percent (50%) of the total One-Way Project sites. GTE shall be given credit for any sites located on property owned or leased by GTE. GTE's monthly total site lease obligations shall be calculated using the following formula: 0=$400 x (.5T-N), where 0 is equal to GTE's obligation, T is equal to the total number of sites and N is equal to the number of sites owned by GTE (GTE Network Services or its successor). GTE will remit payment directly to PMWI for such site lease obligation within thirty (30) days of receipt of an invoice for same. This per month per site charge shall be increased on the anniversary of this Agreement each year of this Agreement by five percent (5%).

7.   PMWI RESPONSIBILITIES

     a. For any Project, PMWI shall be solely responsible for conducting any propagation studies at PMWI's expense.

     b. For any Project, PMWI, shall license the One-Way Facilities at locations selected by GTE as described in Section 6.a. herein, to utilize PMWI's nationwide frequencies to provide wireless services to PMWI's customers and to GTE as a reseller of PMWI's wireless services.

     c. To the extent that any One-Way Facilities may be located on Third Party Sites, PMWI shall be solely responsible for negotiating the terms and conditions of any lease or license, any expenses associated with lease site preparation which shall include but not be limited to shelter construction and provisioning of electrical power and for the remittance of any operating expenses associated with that lease or license. The terms and conditions of any such lease or license should contain authorization that GTE, subject to prior notification, shall have reasonable access during normal working hours to visit and inspect the One-Way Facilities.

     d. Although GTE and PMWI shall jointly agree on the selection of contractors to construct and maintain all One-Way Facilities of any Project, PMWI shall be responsible, at its sole cost and expense, for managing, coordinating and overseeing the construction and maintenance of all Facilities.

     e. At PMWI's sole cost and expense, PMWI shall operate all Facilities, including, without limitation, the payment for any access connections including but not limited to business single party lines and for any long distance service necessary for polling all Facilities to ensure all Facilities are operational, in a good state of repair, and operating according to manufacturers specifications.

     f. At PMWI's sole cost and expense, PMWI shall utilize PMWI's national control center to provide monitoring, ongoing quality assurance and maintenance, and local repair dispatch services for all Facilities covered by this Agreement. PMWI shall additionally be responsible for furnishing any upgrades, whether software or otherwise, reasonably necessary for the operation of all Facilities.


     g. PMWI shall, at its sole cost and expense, link by satellite all Facilities to PMWI's network infrastructure for network control.

     h. PMWI shall provide a reduction in GTE's monthly billing as a reseller of PMWI Services, as authorized by and defined in the RSA, based upon the following schedule:

          i. Two hundred fifty dollars ($250) per month per installed transmitter financed by GTE for months number one (1) through sixty (60) of this Agreement.

          ii. One hundred dollars ($100) per month per installed transmitter financed by GTE for months number sixty-one (61) through one hundred twenty (120) of this Agreement.

          Notwithstanding the foregoing, the Parties agree that at no time shall the amount of reduction as calculated above exceed twenty-five percent (25%) of the monthly billing GTE receives as a reseller of PMWI Services. Should the Parties agree to extend this Agreement beyond its initial one hundred twenty (120) month term, the above per month billing reduction from PMWI to GTE will be renegotiated at that time.

     i. For any One-Way or NPCS Project, PMWI will be responsible for payment of all monthly site lease or license fees. GTE shall reimburse PMWI for fifty percent (50%) of any such One-Way site lease fees as set forth in Section 6.e. above.

     j. For any NPCS Project, PMWI shall be responsible for all capital expenses involved in the purchase of, installation of, and construction of any NPCS Facilities.

     k. For any NPCS Project, PMWI shall be responsible for all property taxes, whether real or personal, on all NPCS Facilities that may be imposed or assessed by any appropriate taxing authority.

     l. PMWI agrees to reimburse GTE the amount of four hundred dollars ($400) per month for each GTE site on which PMWI has installed NPCS Facilities. This monthly site charge shall be increased on the anniversary of this Agreement each year of this Agreement by five percent (5%).

8.   OWNERSHIP OF ONE-WAY FACILITIES AND FREQUENCIES

     a. GTE shall have legal title to and shall be the exclusive owner of all One-Way Facilities whether the property constituting the One-Way Facilities shall be characterized as real or personal. PMWI, at its expense, will defend GTE's rights to the One-Way Facilities and will keep the One-Way Facilities free from all liens, encumbrances, and legal processes, other than those arising out of actions of GTE. GTE shall be permitted to display notice of its ownership of the One-Way Facilities by affixing to the items of the One-Way Facilities indicia of ownership and PMWI agrees not to remove, alter, or obscure said identification. PMWI grants to GTE a security interest in PMWI's interest in the One-Way Facilities subject to this

          Agreement and agrees to execute all documents necessary to perfect said security interest.

     b. Notwithstanding the foregoing, PMWI and GTE understand and agree that the nationwide frequencies upon which PMWI furnishes the wireless services provided for herein are licensed exclusively to PMWI. Nothing contained herein shall permit GTE to disconnect the transmitters, antennae or other equipment or remove any of such assets from any Facility sites during the term of this Agreement without prior written permission from PMWI, such permission not to be unreasonably withheld.

     c. PMWI shall have legal title to or the equitable right to control NPCS Facilities whether the property constituting the NPCS Facilities shall be characterized as real or personal. PMWI shall be permitted to display notice of its ownership of the NPCS Facilities by affixing to the items of the NPCS Facilities indicia of ownership and GTE agrees not to remove, alter, or obscure said identification.

9.   GTE SITES

     GTE shall furnish certain sites owned or leased by GTE to PMWI for the installation of the Facilities and provision of wireless services to PMWI's customers and to GTE as a reseller of PMWI's wireless services at no cost to PMWI until the Termination Date. In performing its obligations under this Agreement, PMWI shall comply with all reasonable rules and regulations, which shall be mutually agreed to and established by the Parties, with respect to access to and use of the GTE sites. GTE's obligation to pay site lease or license fees shall be reduced by the number of sites owned or leased by GTE or as set forth in Section 6.e above.

10.  CONFIDENTIAL INFORMATION

     a. To effectuate this Agreement, it may be necessary for either Party to disclose to the other proprietary or confidential customer, technical and business information in written, graphic, oral or other tangible or intangible forms ("Confidential Information"). In order to protect such Confidential Information from improper disclosure, each party agrees: (1) that all such Confidential Information shall be and shall remain the exclusive property of the source; (2) to limit access to such Confidential Information to authorized employees who have a need to know the Confidential Information in order to perform the services set out in this Agreement; (3) to keep such Confidential Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as it exercises in protecting its own Confidential Information of a similar nature; (4) for a period of three years following any disclosure, not to copy or publish or disclose such Confidential Information to others or authorize anyone else to copy or publish or disclose such Confidential Information to others without the prior written approval of the source; (5) to return promptly any copies of such Confidential Information to the source at its request; and (6) to use such Confidential Information only for purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms as may be agreed upon between the parties in writing.

     b. These obligations shall not apply to any Confidential Information which was legally in the recipient's possession prior to receipt from the source, was received in good faith from a third party not subject to a confidential obligation to the source, now is or later becomes publicly known through no breach of confidential obligation by the recipient, was developed by the recipient without the developing person(s) having access to any of the Confidential Information received in confidence from the source, or which is required to be disclosed pursuant to subpoena or other process issued by a court or administrative agency having appropriate jurisdiction. If a receiving party receives a request to disclose any Confidential Information (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, such party agrees that, prior to disclosing any Confidential Information, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure, if requested to do so by the disclosing party, and (iii) if disclosure is required, use its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be afforded to such portion of the Confidential Information as is required to be disclosed. The disclosing party shall reimburse the other party for its reasonable expenses, including attorney fees, in exerting best efforts in complying with b (ii) and b (iii).

     c. The obligation of confidentiality and use with respect to Confidential Information disclosed by one party to the other shall survive any termination of this Agreement for a period of three years from the date of the initial disclosure of the Confidential Information.

11.  DISPUTE RESOLUTION

     a. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

     b. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by nonlawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

     c. If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents, and requests for admission. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration. The arbitration shall be held in the city where this Agreement was executed by GTE. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty
          (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     d. Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

12.  GENERAL PROVISIONS

     a. Further Assurances. From and after the effective date of this Agreement, the Parties each agree to execute and deliver such further documents and instruments and to do such further acts and things as the other may reasonably request in order to effectuate the transactions contemplated by this Agreement. The Parties shall cooperate and assist one another in the performance of the provisions of this Agreement, and shall take such steps as are reasonably necessary to allow the other Party to discharge the obligations imposed by this Agreement.

     b. Excusable Delays. Neither Party shall be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises beyond the reasonable control of such Party. Such causes may include, without limitation, acts of God or public enemies, labor disputes, material or component shortages, supplier failures, embargoes, rationing, acts of local, state or national governments or public agencies (not solicited, encouraged or invited by any Party), utility or communication failures or delays, fires, floods, epidemics, riots and strikes. The time for performance of any act delayed by such cause shall be postponed for a period equal to the delay; provided, however, that the Party so affected shall give prompt notice to the other Party of such delay. The Party so affected, however, shall use its best efforts to avoid or remove such causes of nonperformance to complete performance of the act delayed, whenever such causes are removed.

     c. Assignment. Neither this Agreement nor any of the rights hereunder may be assigned or otherwise transferred by any Party, by operation of law or otherwise, without the prior written consent of the other Party, except that the Parties may, without obtaining such consent, assign their respective obligations and rights hereunder to their parent, or any other subsidiary of a parent, eighty percent (80%) or more of the voting stock of which is owned by the parent. In any case of assignment, however, the assignee shall assume all obligations of the assigning Party hereunder and the other Party shall have received documents satisfactory in form and substance to it evidencing such assumption. Any such assignment shall not relieve any Party to this Agreement of its obligations hereunder, and any such assignee may, upon the terms and conditions, reassign its rights hereunder to such original Party or to any assignee of such original Party permitted hereunder.

     d. Successors in Interest. All provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Parties or purchasers of substantially all of the assets of a Party.

     e. Independent Contractor Relationship. The persons provided by each Party shall be solely that Party's employees or agents and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as, Social Security, unemployment, Workers' Compensation, disability insurance, and federal and state withholding. Each Party shall indemnify the other for any loss, damage, liability, claim, demand or penalty that may be sustained by reason of its failure to comply with this provision.

     f. Publicity. Any news release, public announcement, advertising or any form of publicity pertaining to this Agreement, provision of services pursuant to it, or association of the Parties with respect to the subject of this Agreement shall be subject to prior written approval of both parties.

     g. Trademarks and Trade Names. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest or imply any authority for one Party to use the name, trademarks, service marks or trade names of the other for any purpose whatsoever.

     h. Records. Each Party shall keep true and accurate records directly relating to this Agreement in accordance with generally accepted accounting practices. Such records shall be retained for a period of three (3) years from the Termination Date.

     i. Attorney's Fees. Except as set forth in Section 11, in the event any Party to this Agreement shall be required to initiate legal proceedings (i) to interpret or to enforce performance of any term or condition of this Agreement; (ii) to enjoin any action prohibited hereunder; or (iii) to gain any other form of relief whatsoever, the prevailing Party shall be entitled to get such sums from the other Party, in addition to any other damages or compensation received, as well as reimbursement from the other Party for reasonable attorneys' fees and court costs incurred on account thereof notwithstanding the nature of the claim or cause of action asserted by the prevailing Party.

     j. Indemnification. Notwithstanding anything to the contrary herein, each Party shall indemnify and save harmless the other from any loss or damages (including reasonable attorney's fees) incurred by the other because of claims, suits, or demands based on personal injury or death or damage to property, including, without limitation, all Facilities, or third party claims, suits or demands of any kind, to the extent such loss or damage is caused by or results from the negligent or willful acts or omissions of the other or its employees or agents. The indemnifying Party shall receive the full opportunity and authority to assume the sole defense of and settlement of such suits. The indemnified Party agrees to furnish to the indemnifying Party upon request all information and reasonable assistance available to the indemnified party for defense against any such suit, claim, or demand.

     k. Insurance. GTE and PMWI each agree to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited to (1) Workers' Compensation and related insurance as prescribed by applicable law; (2) employer's liability insurance with limits of at least $500,000 for each occurrence; and
          (3) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $2,000,000 for combined single limit for bodily injury, including death, and/or property damage. GTE and PMWI each shall cause the other to be included as an Additional Insured under their respective policies and GTE's and PMWI's appropriate coverage under such policies shall be primary. GTE and PMWI each shall furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days advance written notice is given to the Party named as an Additional Insured. Notwithstanding the above, GTE and PMWI shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

     l. Assuring Performance of Responsibilities. Notwithstanding anything stated or implied to the contrary elsewhere in this Agreement, GTE may, as permissible under FCC rules and regulations, at its option and without prejudice to other rights, take over and complete all or part of PMWI's responsibilities with respect to the One-Way Facilities if PMWI has defaulted, which default is not substantially cured within thirty (30) days of receiving written notice of the default, or PMWI has not furnished GTE with adequate assurance that PMWI is prepared to perform its obligations in a timely fashion and/or as required by this Agreement. PMWI shall be liable to GTE for any costs incurred by GTE in discharging PMWI's responsibilities. If, in GTE's reasonable opinion, a hazardous condition exists at any Facility, GTE may without notice to PMWI take such immediate action as is necessary to protect persons, the Facilities or the property of third parties from damage or interference caused by the hazard.

     m. Rights and Remedies. The rights and remedies provided each of the Parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. Any failure in the exercise by any Party of its rights to enforce any provision of this Agreement for any default or violation by another Party shall not prejudice such Party's right of enforcement for any further or other default or violation.

     n. Limitation of Liability. It is expressly understood that neither Party makes any warranty to the other with respect to the performance or fitness for any purpose of the products or services contemplated by this Agreement. Each Party's liability to the other for any loss, cost, claim, injury, liability or expense, including reasonable attorney's fees, relating to or arising out of any negligent act or omission in its performance of obligations arising out of this Agreement, shall be limited to the amount of direct damage actually incurred. Absent gross negligence or knowing and willful misconduct which causes a loss, neither Party shall be liable to the other for any indirect, special or consequential damage of any kind whatsoever. For purposes of this clause, payments and related expenses for third party claims, suits or demands for which indemnity is owed shall be considered direct damages.

     o. Limitation of Actions. No action, regardless of form, arising out of the subject matter of this Agreement may be brought by either Party more than two (2) years after the cause of action has accrued. The Parties waive the right to invoke any different limitation on the bringing of actions provided under state law.

     p. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be effective when delivered personally, or if by telex or TWX, when confirmed (which confirmation may be by reply telex or signal indicating that the message has been clearly received) or if mailed, five (5) days after mailing, postage prepaid and addressed to the Parties at their respective addresses set forth below, unless by such notice a different person, address or number shall have been designated for giving notice hereunder:

          If to GTE:         GTE Communication Systems Corporation
                             700 Hidden Ridge
                             Irving, Texas 75038
                             Attn: Manager-Contract Management
                             Mail Code: HQWO3N56

          If to PMWI:        PageMart Wireless, Inc.
                             3333 Lee Parkway
                             Suite 100
                             Dallas, Texas 75219
                             Attn: Vice President Carrier Services Division



     q. Waiver. The waiver by a Party of the performance of any covenant, condition, obligation, representation, warranty or promise in this Agreement shall not invalidate this Agreement or be deemed a waiver by such Party of any other covenant, condition, obligation, representation, warranty or promise. The waiver of a Party of the time for performing any act or condition hereunder does not constitute a waiver of the act or condition itself.

     r. Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third Party. No third Party, including any creditor of either Party, shall have any rights against the Parties or any of their subsidiaries, successors or assigns by reason of or under this Agreement.

     s. Severability. In the event that any one or more provision(s) contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision(s) had not been contained herein.

     t. Survival of Obligations. The respective obligations of the Parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

     u. Headings. The captions of Articles and Sections of this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     v. Compliance with Laws and Regulations. The Parties shall comply with all foreign, federal, state and local laws and regulations applicable to their performance as described in this Agreement.

     w. Applicable Law. This Agreement is made and executed in the state of Texas and the laws and decisions of Texas, without reference to provisions covering conflicts of laws, shall control the construction, interpretation, validity and enforcement of this Agreement.

     x. Amendments, Modifications and Supplements. Amendments, modifications and supplements to this Agreement are allowed and will be binding on the Parties after the effective date, provided such amendments, modifications and supplements (1) are in writing, signed by an authorized representative of both parties, and (2) by reference incorporate this Agreement and identify the specific Sections or clauses contained herein which are amended, modified or supplemented or indicate that the material is new. The term, "this Agreement" shall be deemed to include any future amendments, modifications and supplements.

     y. Entire Agreement. This Agreement, including all Exhibits attached hereto, supersede all prior and contemporaneous agreements not required or contemplated hereby. This Agreement may not be modified except by a writing signed by authorized representatives of the Parties.

     z. Counterparts. This Agreement may be executed in one or more counterparts, simultaneously or separately, and each counterpart shall be deemed to be an original for all purposes. If the counterparts are separately executed, this Agreement shall be deemed executed when each Party has signed a copy. Thereafter, the Parties shall exchange signed copies of this Agreement for their respective files.

13.  MAINTENANCE AND REPAIRS AT GTE OWNED SITES

     a. PMWI will reimburse GTE for all actual costs incurred (including reasonable travel expenses) when escorting PMWI employees to any One-Way or NPCS Facilities located at unmanned GTE owned sites. Such amount shall not exceed a rate cap of eighty-five dollars ($85) per hour, unless overtime or premium time is required, in which case such rate cap is not applicable. PMWI agrees to give GTE twenty-four (24) hour notice prior to scheduling any such request.

     b. In the event PMWI requests GTE to perform maintenance or repairs on any Facilities, PMWI agrees to provide all parts necessary to complete the maintenance or repairs and will compensate GTE one hundred dollars ($100) per hour, plus all actual costs incurred (including reasonable travel expenses).

14.  SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates indicated below to be effective when executed by both.



PAGEMART WIRELESS, INC.                    GTE COMMUNICATION SYSTEMS
                                           CORPORATION


By: /s/ TODD A. BERGWALL                   By: /s/ GALE L. MARVIN
   ------------------------------             --------------------------------
Name: Todd A. Bergwall                     Name: Gale L. Marvin
     ----------------------------               ------------------------------
Title: V.P. Law and Regulation             Title: Senior Contract Manager
     ----------------------------               ------------------------------
Date: April 21, 1999                       Date:  April 22, 1999
     ----------------------------               ------------------------------




                                                                         [STAMP]

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES


GENERAL ADMINISTRATION
GTE Corporation
     GTE Finance Corporation
     GTE Investment Management Corporation
     GTE Realty Corporation
         GTE Realty Corporation of Connecticut
         GTER Incorporated
         GTE-TCCA, Inc.
     GTE REinsurance Company Limited (Vermont)
         GTE Life Insurance Company Limited (Bermuda)
     GTE REinsurance Management Limited (Bermuda)
     GTE Service Corporation
     GTE Shareholder Services Incorporated
     GTE VisNet Incorporated

GOVERNMENT SYSTEMS
Contel Federal Systems, Inc.
     GTE Government Systems Corporation
          GTE CyberTrust Solutions Incorporated
          GTE Federal Services Corporation
          GTE Government Systems Overseas Corporation
          GTE Overseas Systems and Services Corporation
          Telecom Systems Incorporated
          Contel Page International Holdings, Inc.
              Contel Page International, Inc.
          Page Europa, S.p.A.
              MTX Italia

     GTE Telecom Incorporated
     GTE Telecom International Incorporated
     GTE Telecom International Systems Corporation
          GTE Telecom Saudi Arabia LTD

INFORMATION SERVICES
GTE Information Services Incorporated
     General Telephone Directory Company C. por A.
     GTE Communications Corporation
     GTE Data Services GmbH
     GTE Directories (Belgium) Limited
     GTE Directories (B) SDN.BHD (Brunei)
     GTE Directories Corporation
         Associated Directory Services-WC, Company
         GTE Directories Distribution Corporation
         GTE Directories Sales Corporation
              GTEX Corporation
     GTE Directories (HK) Limited (Hong Kong)
     GTE Directorios - Republica Dominicana, C. por A.
     GTE Government Information Services Incorporated
     GTE Information Services (UK) Limited (England)
         U S West Polska Sp. Z o.o
     GTE New Media Services Incorporated
     GTE Telecommunications Services Incorporated
     GTE Yellow Pages Publishing Hungary Kft

INTERNETWORKING OPERATIONS
GTE Internetworking Incorporated
GTE Intelligent Network Services Incorporated
BBN Corporation
     BBN International Corporation
     BBN International Sales Corporation
     BBN Securities Corporation
     BBN U.K. Limited
     Bolt Beranek and Newman Corporation
     Realtech Corporation

TELEPHONE OPERATING COMPANIES
GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
     Contel Advanced Systems, Inc.
GTE Florida Incorporated
     GTE Florida Business Connections Corporation
     GTE Funding Incorporated
GTE Hawaiian Telephone Company Incorporated
     GTE Hawaiian Tel Insurance Company Incorporated
     GTE Hawaiian Tel International Incorporated
     The Micronesian Telecommunications Corporation
          GTE Pacifica Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated
     GTE West Coast Incorporated
GTE South Incorporated
GTE Southwest Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South
Contel Service Corporation

GTE Anglo Holding Company Incorporated
     La Compagnie de Telephone Anglo-Canadienne/Anglo-
     Canadian Telephone Company
         BC TELECOM Inc.
              Aerotech Specialities Ltd.
              BC TEL
                   Canadian Telephones and Supplies Ltd.
                   ISM Information Systems Management
                   (B.C.) Corporation
              BC TEL Mobility Cellular Inc.
              BC TEL Mobile Ltd.
              BC TEL Properties Inc.
              BC TEL Risk Management Inc.
              BC TEL Systems Support Inc.
              Microtel International Inc.
              SRI Strategic Resources Inc.

         Telecom Leasing Canada (TLC) Limited

         Quebec-Telephone
              QuebecTel Communications Inc.
              QuebecTel Mobilite Inc.
              Quebec Tel International Inc.

GTE Customer Networks, Inc.

GTE Data Services Incorporated
     GTE Data Services International Incorporated

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES


GTE Holdings (Canada) Limited
     Compania Dominicana de Telefonos, C. por A.
     (Codetel)
          Quality Telecommunications, C. por A.

GTE International Telephone Incorporated
     Informatica y Telecommunicaciones, C. por A.
     (Dominican Republic)

GTE International Telecommunications Incorporated
     GTE do Brasil Limitada
     GTE Mexico, L.L.C.
     GTE PCS International Incorporated
     GTE Venezuela Incorporated
         VenWorld Telecom, C.A. (Venezuela)
              Compania Anonima Nacional Telefonos de Venezuela (CANTV) Prontocel S.A. (Brazil)

GTE Investments Incorporated

GTE London Limited (England)

GTE Main Street Incorporated

GTE Media Ventures Incorporated

ContelVision, Inc.

GTE Enterprise Initiatives Incorporated

GTE Vantage Incorporated

WIRELESS PRODUCTS AND SERVICES
GTE Airfone Incorporated
         GTE Airfone of Canada Incorporated
         GTE Railfone Incorporated
         Mexfone, S.A. de C.V.

GTE Wireless Incorporated
     GTE Mobile Communications Service Corporation
     GTE Mobile Communications International
     Incorporated
     GTE Mobilnet of Asheville Incorporated
     GTE Mobilnet of Danville Incorporated
     GTE Mobilnet of Eastern North Carolina Incorporated
          GTE Mobilnet of Jacksonville Incorporated
               GTE Mobilnet of Jacksonville II Incorporated
          GTE Mobilnet of Wilmington Incorporated
               GTE Mobilnet of Wilmington II Incorporated
     GTE Mobilnet of Fayetteville Incorporated
     GTE Mobilnet of Florence, South Carolina Incorporated
     GTE Mobilnet of North Carolina Incorporated
     GTE Mobilnet of Raleigh Incorporated
     GTE Mobilnet of South Carolina Incorporated
     GTE Mobilnet of the Southeast Incorporated

     GTE Cellular Communications Corporation

     GTE Mobilnet of Cleveland Incorporated
     GTE Mobilnet Sales Corp.
     GTE Mobilnet Service Corp.
         GTE Mobilnet of Austin Incorporated
         GTE Wireless of Houston Incorporated
     GTE Wireless of the Midwest Incorporated
     GTE Wireless of the Pacific Incorporated
         GTE Mobilnet of Clatsop Incorporated

     Contel Cellular International, Inc.
     GTE Mobilnet Holding Incorporated
         GTE Mobilnet of Alabama Incorporated
              GTE Mobilnet of Florence, Alabama Incorporated
         GTE Mobilnet of Chattanooga Incorporated
         GTE Mobilnet of Chattanooga II Incorporated
         GTE Mobilnet of Clarksville Incorporated
         GTE Mobilnet of Gadsden Incorporated
         GTE Mobilnet of Knoxville Incorporated
         GTE Mobilnet of Memphis Incorporated
         GTE Mobilnet of Memphis II Incorporated
         GTE Mobilnet of Nashville Incorporated
         GTE Mobilnet of Tennessee Incorporated
     GTE Mobilnet of Central California Incorporated
         Pinnacles Cellular, Inc.
     GTE Mobilnet of Huntsville Incorporated
     GTE Mobilnet of Illinois Funding Incorporated
     GTE Mobilnet of San Diego Incorporated
     GTE Mobilnet of the Southwest Incorporated
     GTE Wireless of the South Incorporated


OTHER OPERATIONS
GTE China Incorporated
     GTE International Telecommunications Services LLC
         GITS Branch LLC
         GTE Holdings Mexico, S. de R.L. de C.V.
              GTE Data Services-Mexico, S.A. de C.V.
              GTEDS Services-Mexico, S.A. de C.V.
         GTE Supply-Mexico, S.A. de C.V.

GTE Communications Services Incorporated

GTE Leasing Corporation
     GTE Leasing Acceptance Corporation
     Kalama Grain Terminal, Inc.
GTE Products of Connecticut Corporation

     GTE Communication Systems Corporation (GTE Supply)

     GTE International Incorporated
         GTE Far East (Services) Limited
         GTE Overseas Corporation

     GTE Laboratories Incorporated

     GTE Operations Support Incorporated
         GTE Operations do Brasil Comercial Ltda.
         West Indies Telephone Company

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES



     Televac, Inc.

GTE Transfer Corporation